Exhibit 3(i).1

State of Delaware Secretary of State Division of Corporations Delivered 07:30 PM 01/29/2008 FILED 07:28 PM 01/29/2008 SRV 080097013 - 3315425 FILE

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INPHI CORPORATION

INPHI CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

ONE: The original Certificate of Incorporation of this Corporation was filed with the Secretary of the State of Delaware on November 13, 2000, under its original name of “TCOM COMMUNICATIONS, INC.”

TWO: This Sixth Amended and Restated Certificate of Incorporation was duly adopted by the Corporation’s Board of Directors and stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

THREE: This Sixth Amended and Restated Certificate of Incorporation restates and integrates and further amends the Fifth Amended and Restated Certificate of Incorporation of this Corporation, as filed with the Secretary of State of Delaware on October 12, 2005.

FOUR: The provisions of the Fifth Amended and Restated Certificate of Incorporation of this Corporation, as amended, shall be amended and restated to read in full as follows:

ARTICLE I

The name of the Corporation is INPHI CORPORATION.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 32 W. Loockerman St., Suite 201, in the City of Dover, Delaware, 19904, County of Kent, and the name of the Corporation’s registered agent at such address is Registered Agent Solutions, Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

A. Classes of Stock. The Corporation is authorized to issue two classes of shares of stock designated “Common Stock,” and “Preferred Stock,” respectively. The total number of shares which the Corporation is authorized to issue is 85,875,385 shares. 52,000,000 shares shall be Common Stock, par value $.001 per share and 33,875,385 shares shall be Preferred Stock, par value $.001 per share, consisting of (i) 1,234,000 shares of Series A Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), (ii) 6,828,895 shares of Series B Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), (iii) 15,175,770 shares of Series C Preferred Stock, par value $.001 per share (the “Series C Preferred Stock”) (iv) 8,196,720 shares of Series D Preferred Stock, par value $.001 per share (the “Series D Preferred Stock”) and (v) 2,440,000 shares of Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”); the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are sometimes referred to in this Certificate of Incorporation as the “Preferred Stock”.

B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV.B.

1. Dividend Provisions.

(a) Subject to the rights of any series of Preferred Stock which may from time to time come into existence, the holders of shares of Series E Preferred Stock shall be entitled to receive, out of any assets legally available therefore, on a pari passu basis, prior and in preference to any payment of any dividend of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock in each calendar year, noncumulative dividends at a rate of $0.3285 per share of Series E Preferred Stock per annum payable quarterly when, as and if declared by the Board of Directors. After the dividend payments, if any, of the Series E Preferred Stock have been made in full for a given calendar year, the holders of shares of Series D Preferred Stock shall be entitled to receive, out of any assets legally available therefor, on a pari passu basis, prior and in preference to any payment of any dividend of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock in each calendar year, noncumulative dividends at a rate of $0.1171 per share of Series D Preferred Stock per annum payable quarterly when, as and if declared by the Board of Directors. After the dividend payments, if any, of the Series E Preferred Stock and Series D Preferred Stock have been made in full for a given calendar year, the holders of shares of Series C Preferred Stock and Series B Preferred Stock shall be entitled to receive noncumulative dividends, out of any assets legally available therefor, on a pari passu basis prior and in preference to any declaration or payment of any dividend on the Series A Preferred Stock or the Common Stock of the Corporation, at the rate of $0.098528 per share of Series C Preferred Stock and $0.2948 per share of Series B Preferred Stock. After the foregoing dividend payments, if any, have been made in full for a given calendar year, the holders of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock of the Corporation, at the rate of at the rate of $0.80 per share of Series A Preferred Stock per annum, payable quarterly when, as and if declared by the Board of Directors. After the foregoing dividend payments, if any, have been made in full for a given calendar year, the holders of the Preferred Stock shall be entitled to receive dividends with the holders of the Common Stock on an as-converted to Common Stock basis, payable quarterly when, as and if declared by the Board of Directors. None of the dividends set forth in this Subsection 1(a) shall be cumulative. The dividend rates set forth in this Subsection 1(a) shall be subject to adjustment for stock splits, stock dividends, recapitalizations and the like. The number of shares of Common Stock into which shares of Preferred Stock are convertible shall be determined as of the date on which the dividend is declared.

(b) Any dividend or distribution which is declared by the Corporation and payable with assets of the Corporation other than cash shall be governed by the provisions of subsections 4(d)(iii) and 4(e), as applicable, of this Article IV.B.

2. Liquidation Preference.

(a) Subject to the rights of any series of Preferred Stock which may from time to time come into existence, in the event of any liquidation, dissolution or winding up of the Corporation (“Liquidation”), whether voluntary or involuntary, the holders of Series E Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $4.1061 (as adjusted for any stock split, stock dividend, recapitalization and the like) for each outstanding share of Series E Preferred Stock plus an amount equal to all declared but unpaid dividends on such share (the “Series E Preference”). After payment in full of the Series E Preference, the holders of Series D Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $1.464 (as adjusted for any stock split, stock dividend, recapitalization and the like) for each outstanding share of Series D Preferred Stock plus an amount equal to all declared but unpaid dividends on such share (the “Series D Preference”). After payment in full of the Series E Preference and the Series D Preference, the holders of Series C Preferred Stock and Series B Preferred Stock shall be entitled to receive, on a pari passu basis (except as provided below) prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock and Common Stock by reason of their ownership thereof, with respect to the Series C Preferred Stock, an amount per share equal to the sum of $1.2316 (as adjusted for any stock split, stock dividend, recapitalization and the like) for each outstanding share of Series C Preferred Stock plus an amount equal to all declared but unpaid dividends on such share, and, with respect to the Series B Preferred Stock, an amount per share equal to the sum of $3.685 (as adjusted for any stock split, stock dividend, recapitalization and the like) for each outstanding share of Series B Preferred Stock plus an amount equal to all declared but unpaid dividends on such share.

If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payments to such holders of the full preferential amounts aforesaid, then, subject to the rights of any series of Preferred Stock which may from time to time come into existence, all of the assets available for distribution shall be distributed (i) first among and paid to the holders of Series E Preferred Stock ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full, (ii) upon payment to the holders of the Series E Preferred Stock in full, second among and paid to the holders of Series D Preferred Stock ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full, and (iii) upon payment to the holders of the Series E Preferred Stock and Series D Preferred Stock, thereafter all of the remaining available assets for distribution shall be distributed to the holders of Series C Preferred Stock and the Series B Preferred Stock on a pari passu basis ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

(b) Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, in the event of any Liquidation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $10.00 (as adjusted for any stock split, stock dividend, recapitalization and the like) for each outstanding share of Series A Preferred Stock plus an amount equal to all declared but unpaid dividends on such share. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payments to such holders of the full preferential amounts aforesaid, then, subject to the rights of any series of Preferred Stock which may from time to time come into existence, all of the assets available for distribution to holders of the Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

(c) Upon the completion of the distribution required by subparagraphs (a) and (b) of this Section 2 and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, in the event of any Liquidation, whether voluntary or involuntary, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock).

(d)(i) For purposes of this Section 2, a Liquidation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), unless the Corporation’s stockholders of record as constituted immediately prior to such acquisition or sale will by virtue of their ownership of shares of the Corporation’s capital stock prior to such transaction or related series of transactions, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving, acquiring or licensing entity (“Merger Transaction”), or (B) a sale of all or substantially all of the assets of the Corporation (“Sale Transaction”) (either (A) or (B) individually, a “Liquidation Event”).

(ii) In any Liquidation Event, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value, as determined in good faith by the Corporation’s Board of Directors. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a national securities exchange or through the Nasdaq Global Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30)-day period ending three (3) days prior to the closing;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30)-day period ending three (3) days prior to the closing; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Corporation’s Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined by the Corporation’s Board of Directors with the concurrence of at least a majority of the directors elected by the Preferred Stock.

(iii) In the event the requirements of this subsection 2(d) are not complied with, this Corporation shall forthwith either:

(A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(d)(iv) hereof.

(iv) The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

3. Redemption.

(a) The Series A Preferred Stock is not redeemable.

(b) At any time between July 30, 2012 and July 30, 2013, upon the written election (the “Series E Redemption Request”) of the holders of at least fifty percent (50%) of the then outstanding shares of Series E Preferred Stock, voting together on an as converted to Common Stock basis, the Corporation shall redeem, from any source of funds legally available therefor, all shares of Series E Preferred Stock (collectively, the “Redeemable Series E Preferred Stock”) then outstanding in three equal annual installments (each date being referred to herein as a “Series E Redemption Date”). The first installment of such redemption shall occur on the 180th day after the receipt by the Corporation of the Series E Redemption Request or such other later date specified by the electing holders in the Series E Redemption Request (the “First Series E Redemption Date”). The second installment shall occur on the first anniversary of the First Series E Redemption Date, and the third installment shall occur on the second anniversary of the First Series E Redemption Date.

(c) At any time between July 30, 2012 and July 30, 2013, upon the written election (the “Series D Redemption Request”) of the holders of at least fifty percent (50%) of the then outstanding shares of Series D Preferred Stock, voting together on an as converted to Common Stock basis, the Corporation shall redeem, from any source of funds legally available therefor, all shares of Series D Preferred Stock (collectively, the “Redeemable Series D Preferred Stock”) then outstanding in three equal annual installments (each date being referred to herein as a “Series D Redemption Date”). The first installment of such redemption shall occur on the 180th day after the receipt by the Corporation of the Series D Redemption Request or such other later date specified by the electing holders in the Series D Redemption Request (the “First Series D Redemption Date”). The second installment shall occur on the first anniversary of the First Series D Redemption Date, and the third installment shall occur on the second anniversary of the First Series D Redemption Date.

(d) At any time between July 30, 2012 and July 30, 2013, upon the written election (the “Series C Redemption Request”) of the holders of at least sixty-six and two-thirds percent (66  2/3%) of the then outstanding shares of Series C Preferred Stock, voting together on an as converted to Common Stock basis, the Corporation shall redeem, from any source of funds legally available therefor, all shares of Series C Preferred Stock (collectively, the “Redeemable Series C Preferred Stock”) then outstanding in three equal annual installments (each date being referred to herein as a “Series C Redemption Date”). The first installment of such redemption shall occur on the 180th day after the receipt by the Corporation of the Series C Redemption Request or such other later date specified by the electing holders in the Series C Redemption Request (the “First Series C Redemption Date”). The second installment shall occur on the first anniversary of the First Series C Redemption Date, and the third installment shall occur on the second anniversary of the First Series C Redemption Date.

(e) At any time between July 30, 2012 and July 30, 2013, upon the written election (the “Series B Redemption Request”) of the holders of at least sixty-six and two-thirds percent (66  2/3%) of the then outstanding shares of Series B Preferred Stock, voting together on an as converted to Common Stock basis, the Corporation shall redeem, from any source of funds legally available therefor, all shares of Series B Preferred Stock (collectively, the “Redeemable Series B Preferred Stock”) then outstanding in three equal annual installments (each date being referred to herein as a “Series B Redemption Date”). The first installment of such redemption shall occur on the 180th day after the receipt by the Corporation of the Series B Redemption Request or such other later date specified by the electing holders in the Series B Redemption Request (the “First Series B Redemption Date”). The second installment shall occur on the first anniversary of the First Series B Redemption Date, and the third installment shall occur on the second anniversary of the First Series B Redemption Date.

(f) At least ten (10) days but not more than twenty (20) days after receipt of any of a Series E Redemption Request, Series D Redemption Request, Series C Redemption Request or Series B Redemption Request (collectively, the “Redemption Request”), written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day immediately prior to the day on which the Redemption Request is deemed to have been given) of Redeemable Series E Preferred Stock, Redeemable Series D Preferred Stock, Redeemable Series C Preferred Stock and Redeemable Series B Preferred Stock (collectively, the “Redeemable Preferred Stock”), at the address last shown on the records of the Corporation for such holder, notifying such holder of the Redemption Request (the “Election Notice”). Within ten (10) days after the mailing of the Election Notice, any series of Redeemable Preferred Stock that had not previously made a Redemption Request may elect to join in the Redemption Request in the manner set forth in subsections 3(b), 3(c), 3(d) or 3(e) hereof, as applicable. Once a series of Redeemable Preferred Stock has made or elected to join in a Redemption Request, that series of Redeemable Preferred Stock shall not be entitled to make or elect to join in any further Redemption Requests. In the event that more than one series of Redeemable Preferred Stock elects to participate in the Redemption Request, then the three equal annual installments (each date being referred to herein as a “Redemption Date”) of such redemption for all participating series of Redeemable Preferred Stock shall be measured beginning with the 180th day after the receipt by the Corporation of the Redemption Request by the electing holders who first initiated the Redemption Request or such other later date specified by the electing holders who first initiated the Redemption Request.

(g) The number of shares of each series of Redeemable Preferred Stock that the Corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of such series outstanding immediately prior to such Redemption Date, by (y) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). The Corporation shall effect such redemptions on the applicable Redemption Dates by paying in cash in exchange for the shares of the Redeemable Preferred Stock to be redeemed a sum equal to $3.685 per share in the case of the Series B Preferred Stock; $1.2316 per share in the case of the Series C Preferred Stock; $1.464 per share in the case of the Series D Preferred Stock; and $4.1061 per share in the case of the Series E Preferred Stock (each as adjusted for any stock split, stock dividend, combination of shares, reclassification or similar event) (each a “Redemption Price”).

(h) At least ten (10) days but not more than twenty (20) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day immediately prior to the day on which notice is given) of Redeemable Preferred Stock, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the applicable Redemption Date, the applicable Redemption Price, and the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”).

(i) Except as provided below, on or after each Redemption Date, each holder of Redeemable Preferred Stock to be redeemed on such Redemption Date shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. Once the Redemption Request for any applicable Redemption Date has been delivered to the Corporation, upon the timely payment of each Redemption Price, all rights of the holders with respect only to those shares of Redeemable Preferred Stock that have been redeemed and for which the applicable Redemption Price has been made on such Redemption Date shall cease with respect to such shares, and such shares shall be cancelled and shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Notwithstanding any provision to the contrary herein (but subject to the provisos at the end of this sentence), the shares of Redeemable Preferred Stock that have not yet been redeemed and for which the Redemption Price has not been paid shall remain outstanding and shall be entitled to all the rights and preferences provided for herein or in any applicable agreement between the holder of such shares of Redeemable Preferred Stock and the Corporation; provided that, once a Redemption Request is delivered to the Corporation, the shares of the Redeemable Preferred Stock subject to such Redemption Request shall no longer be convertible into Common Stock; and provided further, that if on an applicable Redemption Date the Corporation shall fail to make timely payment of the applicable Redemption Payment, then until such Redemption Payment shall be made, such shares of Redeemable Preferred Stock shall once again be convertible into Common Stock hereunder, be subject to the automatic conversion provisions contained herein and shall be entitled to all the rights and preferences provided for in this Certificate of Incorporation.

(j) If the funds of the Corporation legally available for redemption of the Redeemable Preferred Stock on any Redemption Date are insufficient to redeem on such Redemption Date all shares specified for redemption, those funds which are legally available will be used to redeem the maximum number of shares of Redeemable Preferred Stock on a pro rata basis among the holders of such shares of Redeemable Preferred Stock to be redeemed, in proportion to the aggregate Redemption Price each such holder is otherwise entitled to receive if such funds were sufficient to permit the payment in full of the aggregate Redemption Price. The shares of Preferred Stock not redeemed pursuant to this Section 3 above shall remain outstanding and shall be entitled to all the rights and preferences provided herein. At any time thereafter, when additional funds of the Corporation are legally available for the redemption of Preferred Stock specified for redemption pursuant to this Section 3, such funds will immediately be used to redeem the balance of such shares which the Corporation has become obligated to redeem pursuant to this Section 3, on the same terms and conditions as are set forth above.

4. Conversion. The holders of the Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(a) Right to Convert. Subject to subsection 4(d) below, each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, into such number of fully-paid and nonassessable shares of Common Stock as is determined by dividing $1.2316 by the applicable Conversion Price at the time in effect for such series of Preferred Stock. The initial “Conversion Price” per share for the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall initially be $1.2316; but shall be subject to adjustment as set forth in subsection 4(d). Subject to subsection 4(d) below, each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series D Preferred Stock, into such number of fully-paid and nonassessable shares of Common Stock as is determined by dividing $1.464 by the applicable Conversion Price at the time in effect for such series of Preferred Stock. The initial “Conversion Price” per share for the Series D Preferred Stock shall be $1.464; but shall be subject to adjustment as set forth in subsection 4(d). Subject to subsection 4(d) below, each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series E Preferred Stock, into such number of fully-paid and nonassessable shares of Common Stock as is determined by dividing $4.1061 by the applicable Conversion Price at the time in effect for such series of Preferred Stock. The initial “Conversion Price” per share for the Series E Preferred Stock shall be $4.1061; but shall be subject to adjustment as set forth in subsection 4(d).

(b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then applicable Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, immediately upon the earlier to occur of (i) the consummation, except as provided in 4(c), of the Corporation’s initial sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, resulting on the date of closing of such offering in aggregate proceeds to the Corporation of an amount not less than $40,000,000 and at a price per share (prior to underwriter commissions and expenses) of Common Stock not less than $6.1592 per share (adjusted to reflect stock dividends, stock splits or recapitalizations after the Series E Purchase Date (as defined below)) (an “IPO”), or (ii) upon the receipt by the Corporation of the written consent or request from the holders of a majority of the outstanding shares of the Preferred Stock voting together as a single class, on an as-converted to Common Stock basis, that all of the shares of Preferred Stock be so converted.

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the applicable series of Preferred Stock and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of any such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of the holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Preferred Stock. The applicable Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

(i) (A) If the Corporation shall issue, after the date upon which any shares of Series E Preferred Stock were first issued (the “Series E Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for a series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series of Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying the then applicable Conversion Price for such series of Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of the calculation set forth above, the number of shares of Common Stock outstanding both immediately prior to and immediately after such issue or sale shall be calculated on a fully diluted basis, as if all outstanding securities convertible into Common Stock had been converted, and all outstanding options, warrants or other rights to purchase Common Stock or convertible securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible).

(B) No adjustment of the Conversion Price for any series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsection (F) below, no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price for any series of Preferred Stock, as the case may be, above the applicable Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(E) In the case of the issuance of Additional Stock together with other shares or securities or other assets of the Corporation for consideration which covers both, the consideration for the Additional Stock shall be deemed to be the proportion of such consideration so received, computed as provided in paragraphs (C) and (D) above, as reasonably determined in good faith by the Board of Directors.

(F) In the case of the issuance (whether before, on or after the Series E Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, or the fixing of a record date for the determination of holders of any class of securities entitled to receive any such options or rights or convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued or, in case a record date shall have been fixed, as of the close of business on such record date, and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C), (D) and (E)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued or, in case a record date shall have been fixed, as of the close of business on such record date, and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C), (D) and (E)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) No readjustment pursuant to paragraph (3) above shall have the effect of increasing the Conversion Price for any series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Stock between the original adjustment date and such readjustment date.

(5) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(6) If any such record date shall have been fixed and such options or rights, or convertible or exchangeable securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Prices shall be adjusted pursuant to this Section 4(d)(i)(F) as of the actual date of their issuance.

(7) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(F)(1)

and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(F)(3), (4), (5) or (6).

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(F)) by this Corporation after the Series E Purchase Date, other than

(A) Shares of Common Stock issued or issuable pursuant to a transaction described in subsections 4(d)(iii) hereof;

(B) Shares of Common Stock or Common Stock Equivalents (as defined in Subsection 4(d)(iii) below) issued or deemed to be issued either before, on or after the Series E Purchase Date to employees, consultants, contractors, advisors, officers or directors of the Corporation or persons having a professional relationship with or providing services to the Corporation, directly or pursuant to a stock option plan or restricted stock plan so long as such plans have been approved by the Board of Directors of the Corporation (including by a majority of the directors elected by the Preferred Stock);

(C) Shares of Common Stock or Common Stock Equivalents issued in connection with a bona fide acquisition of technology by the Corporation or a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, approved by the Board of Directors of the Corporation (including by a majority of the directors elected by the Preferred Stock);

(D) Shares of Common Stock or Common Stock Equivalents issued in connection with a bona fide institutional loan transaction, an equipment lease or financing transaction, a commercial credit arrangement or to a strategic partner of the Corporation, in each case as approved by the Board of Directors of the Corporation (including by a majority of the directors elected by the Preferred Stock);

(E) Common Stock or Common Stock Equivalents issued or issuable pursuant to a resolution unanimously approved by the Corporation’s Board of Directors;

(F) Common Stock issued or issuable upon conversion of any shares of Preferred Stock;

(G) Shares of Preferred Stock and Common Stock issuable upon the exercise of options and warrants which are outstanding immediately prior to the Series E Purchase Date;

(H) Shares of Common Stock issued or issuable as a result of an adjustment of the Conversion Price of any series of Preferred Stock pursuant to Section 4(d)(i); or

(I) Shares of Preferred Stock issued pursuant to subsection 4(e) hereof.

(iii) In the event the Corporation should at any time or from time to time after the Series E Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Prices of each series of Preferred Stock shall, concurrently with the effectiveness of such subdivision, be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(F).

(iv) If the number of shares of Common Stock outstanding at any time after the Series E Purchase Date is decreased (without a corresponding proportional decrease in the number of shares of Preferred Stock) by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Prices for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event this Corporation shall declare a dividend or distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or Common Stock Equivalents not referred to in subsection 4(d)(iii), then, in each such case, the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such dividend or distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2), provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of each series of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, stock split, stock combination, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action (including any Liquidation Event), avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon conversion of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of each series of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate serial conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect for each such series, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s Preferred Stock.

(i) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given (i) upon personal delivery, (ii) if sent and delivered within the United States, five (5) days after deposit in the United States mail, first-class, postage prepaid, or the day after delivery to an overnight delivery service of national reputation, or (iii) if sent or delivered outside the United States, three (3) days after deposit with a recognized international courier service. All such notices shall be delivered to each holder of record at his address appearing on the books of this Corporation.

5. Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(a) Preferred Stock Voting Rights. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock held by each such holder could then be converted. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote except as otherwise provided herein or as required by law. The holders of the Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation.

(b) Election of Directors. Notwithstanding the foregoing, (i) for so long as at least 250,000 shares of Series A Preferred Stock and Series B Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like) remain outstanding, holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as converted to Common Stock basis, shall be entitled to elect three (3) directors (the “Series A/B Directors”), (ii) for so long as at least 450,000 shares of Series C Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like) remain outstanding, holders of a majority of the outstanding shares of Series C Preferred Stock, voting together as a single class, shall be entitled to elect one (1) director (the “Series C Director”), (iii) for so long as at least 450,000 shares of Series D Preferred Stock are outstanding, the holders of Series D Preferred Stock voting together as a single class, will be entitled to elect one (1) director (the “Series D Director”), (iv) holders of a majority of the outstanding shares of the Common Stock, voting together as a separate class, shall be entitled to elect two (2) directors (the “Common Directors”) and (v) holders of a majority of Common Stock and Preferred Stock (on an as-converted to Common Stock basis), voting together as a single class, shall be entitled to elect one (1) director (the “Independent Director”). The authorized number of directors is eight (8). Notwithstanding any bylaw provision to the contrary, the stockholders entitled to elect a particular director shall be entitled to remove such director or to fill a vacancy in the seat formerly held by such director, all in accordance with the applicable provisions of the Delaware General Corporation Law.

6. Protective Provisions. Subject to the rights of any series of Preferred Stock which may from time to time come into existence:

(a) so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of sixty-six and two thirds percent (66  2/3%) of the voting power of the holders of then outstanding shares of Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis:

(i) alter or change the rights, preferences or privileges of the shares of the Series C Preferred Stock so as to affect adversely the rights, preferences or privileges of such shares;

(ii) take any action (directly or indirectly, by merger or otherwise) that amends or repeals the Corporation’s Certificate of Incorporation or Bylaws in a manner which adversely affects the rights, preferences, or privileges of the Series C Preferred Stock;

(iii) authorize, create or issue (directly or indirectly, by merger or otherwise) or obligate itself to authorize, create or issue any new class or series of shares having rights, preferences or privileges superior to or on parity with the Series C Preferred Stock; or

(iv) increase or decrease the authorized number of shares of Series C Preferred Stock.

(b) so long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of a majority of the voting power of the holders of then outstanding shares of Series D Preferred Stock, voting or consenting together as a single class on an as-converted to Common Stock basis:

(i) alter or change the rights, preferences or privileges of the shares of the Series D Preferred Stock so as to affect adversely the rights, preferences or privileges of such shares;

(ii) take any action (directly or indirectly, by merger or otherwise) that amends or repeals the Corporation’s Certificate of Incorporation or Bylaws in a manner which adversely affects the rights, preferences or privileges of the Series D Preferred Stock;

(iii) authorize, create or issue (directly or indirectly, by merger or otherwise) or obligate itself to authorize, create or issue any new class or series of shares having rights, preferences or privileges superior to or on parity with the Series D Preferred Stock; or

(iv) increase or decrease the authorized number of shares of Series D Preferred Stock.

(c) so long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of a majority of the voting power of the holders of then outstanding shares of Series E Preferred Stock, voting or consenting together as a single class on an as-converted to Common Stock basis:

(i) alter or change the rights, preferences or privileges of the shares of the Series E Preferred Stock so as to affect adversely the rights, preferences or privileges of such shares;

(ii) take any action (directly or indirectly, by merger or otherwise) that amends or repeals the Corporation’s Certificate of Incorporation or Bylaws in a manner which adversely affects the rights, preferences or privileges of the Series E Preferred Stock;

(iii) authorize, create or issue (directly or indirectly, by merger or otherwise) or obligate itself to authorize, create or issue any new class or series of shares having rights, preferences or privileges superior to or on parity with the Series E Preferred Stock; or

(iv) increase or decrease the authorized number of shares of Series E Preferred Stock.

(d) so long as any shares of Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of a majority of the voting power of the holders of then outstanding shares of Preferred Stock, voting or consenting together as a single class on an as-converted to Common Stock basis (except with respect to subparagraphs (i), (ii), (iii) and (vi) below, in which each such case, the additional approval of the holders of a majority of the then outstanding shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, voting or consenting together as a single class on an as-converted to Common Stock basis, shall be required if such Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock are adversely affected thereby):

(i) alter or change the rights, preferences or privileges of the shares of Preferred Stock so as to affect adversely the rights, preferences or privileges of such shares;

(ii) increase or decrease the authorized number of shares of Preferred Stock or Common Stock;

(iii) authorize, create or issue (directly or indirectly, by merger or otherwise) or obligate itself to authorize, create or issue any new class or series of shares having rights, preferences or privileges superior to or on parity with the Preferred Stock;

(iv) authorize or consummate a Liquidation or Liquidation Event;

(v) increase or decrease the authorized number of members on the Corporation’s Board of Directors above or below, as the case may be, seven (7) members;

(vi) take any action (directly or indirectly, by merger or otherwise) that amends or repeals the Corporation’s Certificate of Incorporation or Bylaws in a manner which adversely affects the rights, preferences, or privileges of the Preferred Stock;

(vii) repurchase or otherwise reacquire shares of Common Stock or Preferred Stock (other than pursuant to the Corporation’s redemption obligations with respect to the Redeemable Preferred Stock as set forth in Section IV.B(3) hereof or in connection with written agreements providing for such repurchase from employees, directors or consultants at or below cost upon the occurrence of certain events, such as the termination of employment); or

(viii) pay or declare any cash dividend on the Common Stock.

7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled, retired and eliminated from the shares which the Corporation is authorized to issue.

C. Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Paragraph 2 of Section A of this Article IV.

3. Redemption. The Common Stock is not redeemable.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote per share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing the majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

ARTICLE V

A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. The foregoing sentence notwithstanding, if the Delaware General Corporation Law hereafter is amended to authorize further limitations of the liability of a director of a corporation, then a director of this Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article V by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

ARTICLE VI

This Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

In addition, this Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time pay to such person any and all expenses (including attorneys’ fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he or she is not entitled to be indemnified by this Corporation as authorized in this Article.

Subsections (a) and (b) of this Article VI to the contrary notwithstanding, this Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of this Corporation’s securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he or she was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he or she was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful.

The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Restated Certificate of Incorporation, the Bylaws of this Corporation, by agreement, vote of stockholders, or disinterested directors or otherwise.

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

ARTICLE VII

In the event that a member of the Board of Directors of the Corporation who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a “Fund”) acquires knowledge of a potential transaction or other matter in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than directly in connection with such individual’s service as a member of the Board of Directors of the Corporation) and that may be an opportunity of interest for both the Corporation and such Fund (a “Corporate Opportunity”), then the Corporation (i) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Corporation and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such director or Fund to the Corporation or any of its affiliates; provided, however, that such director acts in good faith.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE IX

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE X

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time (a) by the Board of Directors, (b) by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, or (c) by one or more of the Series A/B Directors, the Series C Director, or the Series D Director if called in connection with an IPO, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of Delaware (or its successor statute as in effect from time to time hereunder), then such special meeting may also be called by the person or person in the manner, at the times and for the purposes so specified above.

ARTICLE XI

The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE XII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

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IN WITNESS WHEREOF, the undersigned have executed this Sixth Amended and Restated Certificate of Incorporation on January 29, 2008.

/s/ Young Sohn
Young Sohn,
Chief Executive Officer

/s/ John Edmunds
John Edmunds,
Secretary

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